Better Choice Company Reports Record Second Quarter 2022 Gross Sales and Provides Corporate Update
•Better Choice Reports Record Second Quarter 2022 Gross Sales of $19.8 Million and Net Sales of $16.5 Million, Representing a Quarter-Over-Quarter Increase in Net Sales of 50%, Driven by 133% Increase in Brick & Mortar Sales and 75% Increase in International Sales.
•Better Choice Reports Record First Half 2022 Gross Sales of $39.5 Million and Net Sales of $33.5 million, representing a Year-Over-Year Increase in Net Sales of 54%.
•Better Choice Reports Second Quarter Gross Margin of 29% and Adjusted Gross Margin of 31%, Representing an Increase from First Quarter 2022 Gross Margin of 28%.
•Better Choice Believes Second Quarter 2022 Cash Balance of $17.8 million is Sufficient to Support Plan to Achieve Profitability and Expects Positive Changes to Net Working Capital Position in 2H 2022.
NEW YORK, NY, August 11, 2022 -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the second quarter ended June 30, 2022.
“In spite of unprecedented supply chain disruptions felt across the consumer-packaged goods industry, during the second quarter of 2022 we were able to deliver sequential adjusted gross margin improvement of approximately 300 basis points and 50% growth in net sales relative to the second quarter of 2021, driven by growth of 75% in International sales and 133% in Brick & Mortar sales. The $19.8 million of gross sales generated in this quarter represents an all-time high for Better Choice, surpassing the $19.7 million generated in the first quarter of 2022. While our International business continues to grow rapidly, we are making great progress in pet specialty. We have already launched Halo Elevate® in over 1,500 pet specialty stores including Petco, Pet Supplies Plus and key independent retailers, and have observed consistent week-over-week growth of POS sales, coupled with strong repeat customer purchase rates at key accounts,” said Scott Lerner, CEO of Better Choice.
“In addition to delivering record gross sales, we also realized meaningful sequential gross margin improvement, achieving a gross margin of 29% in Q2 2022 vs. 28% in Q1 2022. Adjusting for one-time pet specialty launch expenses, we achieved an adjusted gross margin of 31% in Q2 2022. This improvement in Q2 2022 was driven by several key factors, including the shift of domestic kibble production to a new co-manufacturer, the consolidation of production runs across our portfolio and the implementation of domestic and international price increases. In the second half of 2022 we expect to realize continued gross margin improvements, driven primarily by the transition of our international dry kibble diets to a new co-manufacturer. This transition was completed in mid-June and resulted in an immediate 1,500 to 2,000 basis point improvement to gross margin. Prior to the transition, these diets represented approximately $10 million of net sales in the first half of 2022. We also have a lot of exciting new developments planned, including the continued distribution of Halo Elevate® nationwide and the rebrand of Halo Holistic™ and TruDog. We believe our second quarter cash position is sufficient to support our plan to achieve profitability, particularly since we expect to benefit from positive changes to net working capital in the second half of 2022. While we are very excited by our sales growth in the first half of this year, we remain laser focused on driving continued margin improvements across our portfolio.” concluded Mr. Lerner.
Second Quarter 2022 and Subsequent Operational Updates
•Launched Halo Elevate® in 1,000+ Petco retail locations.
•Launched Halo Elevate® in 600+ Pet Supplies Plus retail locations.
•Launched global marketing campaign to coincide with pet specialty launch, generating more than 42 million impressions and 22 million video views in the first six weeks post-launch.
•Completed co-manufacturing transition of key international diets in mid-June, resulting in an immediate 1,500 to 2,000 basis point gross margin improvement for these diets. Prior to the transition, these diets represented approximately $10 million of net sales in the first half of 2022 (approximately 70% of total international net sales).
•Completed integration of TruDog Brand and launched Halo® branded freeze-dried raw meals, treats and toppers.
•Implemented Domestic and International price increases effective April 2022 to address inflationary pressures.
Second Quarter 2022 Corporate Updates
•Promoted Robert Sauermann to Chief Operating Officer and Donald Young to Chief Sales Officer.
•Certain members of the Board of Directors and Management team purchased 566,269 common shares led by Donald Young, representing approximately 2% of the basic common shares outstanding.
•Joined the Russell Microcap® Index, effective June 27, 2022.

Conference Call and Webcast Information
The Company will host a conference call and audio webcast on Thursday, August 11, 2022 at 8:30 am (Eastern Time) to answer questions about the Company's operational and financial highlights for the second quarter of 2022.

Event:	Better Choice Second Quarter 2022 Earnings Call
Date:	Thursday, August 11, 2022
Time:	8:30 a.m. Eastern Time
Live Call:	+1-844-825-9789 (U.S. Toll-Free) or +1-412-317-5180 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1561045&tp_key=cb321c959e
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until August 25, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10169599.

Better Choice Company Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$16,515	$10,989	$33,529	$21,819
Cost of goods sold	11,788	7,088	24,095	13,644
Gross profit	4,727	3,901	9,434	8,175
Operating expenses:
Selling, general and administrative	8,187	6,766	15,764	13,653
Share-based compensation	801	332	1,892	2,857
Total operating expenses	8,988	7,098	17,656	16,510
Loss from operations	(4,261)	(3,197)	(8,222)	(8,335)
Other (expense) income:
Interest expense, net	(106)	(2,234)	(182)	(3,069)
Gain on extinguishment of debt, net	—	851	—	457
Change in fair value of warrant liabilities	—	29,356	—	22,873
Total other (expense) income, net	(106)	27,973	(182)	20,261
Net (loss) income before income taxes	(4,367)	24,776	(8,404)	11,926
Income tax expense	—	—	3	—
Net (loss) income available to common stockholders	$(4,367)	$24,776	$(8,407)	$11,926

Weighted average number of shares outstanding, basic	29,364,712	11,126,909	29,327,316	10,361,462
Weighted average number of shares outstanding, diluted	29,364,712	21,389,413	29,327,316	20,498,829
Net (loss) income per share available to common stockholders, basic	$(0.15)	$2.23	$(0.29)	$1.11
Net (loss) income per share available to common stockholders, diluted	$(0.15)	$1.19	$(0.29)	$0.56

Better Choice Company Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$10,860	$21,729
Restricted cash	6,963	7,213
Accounts receivable, net	8,691	6,792
Inventories, net	10,489	5,245
Prepaid expenses and other current assets	2,948	2,940
Total Current Assets	39,951	43,919
Fixed assets, net	480	369
Right-of-use assets, operating lease	31	56
Intangible assets, net	10,823	11,586
Goodwill	18,614	18,614
Other assets	101	116
Total Assets	$70,000	$74,660
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$4,004	$4,553
Accrued and other liabilities	2,215	1,879
Term loan, net	1,130	855
Operating lease liability	33	54
Total Current Liabilities	7,382	7,341
Non-current Liabilities
Term loan, net	3,866	4,559
Line of credit, net	7,368	4,856
Deferred tax liability	24	24
Operating lease liability	—	5
Total Non-current Liabilities	11,258	9,444
Total Liabilities	18,640	16,785
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 29,364,712 and 29,146,367 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	29	29
Series F Preferred Stock, $0.001 par value, 30,000 shares authorized, 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	318,994	317,102
Accumulated deficit	(267,663)	(259,256)
Total Stockholders’ Equity	51,360	57,875
Total Liabilities and Stockholders’ Equity	$70,000	$74,660

Better Choice Company Inc.
Non-GAAP Measures
(Dollars in thousands)
Adjusted EBITDA
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, warrant expense, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, equity and debt offering expenses and other non-recurring expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.
The following table presents a reconciliation of net (loss) income, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income available to common stockholders	$(4,367)	$24,776	$(8,407)	$11,926
Interest expense, net	106	2,234	182	3,069
Tax expense	—	—	3	—
Depreciation and amortization	430	413	839	824
EBITDA	(3,831)	27,423	(7,383)	15,819
Non-cash share-based compensation and warrant expense (a)	801	313	1,892	2,903
Loss on disposal of assets	1	210	3	265
Non-cash change in fair value of warrant liability and warrant derivative liability	—	(29,356)	—	(22,873)
Gain on extinguishment of debt, net	—	(851)	—	(457)
Offering relating expenses (b)	—	14	—	210
Non-recurring strategic branding initiatives (c)	365	—	671	—
Launch expenses (d)	480	—	480	—
Non-recurring and other expenses (e)	50	449	185	1,305
Adjusted EBITDA	$(2,134)	$(1,798)	$(4,152)	$(2,828)
(a) Reflects non-cash expenses related to equity compensation awards. 2021 additionally includes non-cash expenses related to stock purchase warrants issued for third-party services provided. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(c) Includes one-time marketing agency and design fees for our strategic re-branding initiatives.
(d) Reflects non-recurring launch expenses related to the Elevate® launch.
(e) For the three and six months ended June 30, 2022, includes non-recurring severance costs and non-recurring professional fees. For the three months ended June 30, 2021 includes non-cash third party share-based compensation of $0.3 million and non-recurring consulting costs of $0.2 million. The six months ended June 30, 2021 additionally includes non-recurring severance costs of $0.7 million and director fees of $0.1 million, partially offset by a $0.5 million reduction to sales tax liability.

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under GAAP. These measures are presented as an alternative method for assessing the Company’s operating results by adjusting for the impact of certain non-recurring, infrequent or unusual items in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors.
Reconciliation of Net Sales and Gross Profit to Adjusted Net Sales and Gross Profit

	Three Months Ended June 30, 2022
	As Reported (GAAP)	Adjustments		As Adjusted (Non-GAAP)
Net sales	$16,515	$480	(a)	$16,995
Cost of goods sold	11,788	—		11,788
Gross profit	$4,727	$480		$5,207
Gross profit %	29%			31%
(a) Reflects non-recurring launch expenses related to the Elevate® launch.

	Six Months Ended June 30, 2022
	As Reported (GAAP)	Adjustments		As Adjusted (Non-GAAP)
Net sales	$33,529	$480	(a)	$34,009
Cost of goods sold	24,095	—		24,095
Gross profit	$9,434	$480		$9,914
Gross profit %	28%			29%
(a) Reflects non-recurring launch expenses related to the Elevate® launch.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com